Exhibit 99.1

Argan, Inc.  Reports Record Second Quarter Results

September 6, 2016 — ROCKVILLE, MD — Argan, Inc. (NYSE: AGX) (the “Company”) today announced financial results for its second quarter ended July 31, 2016. Please read the Company’s Quarterly Report on Form 10-Q, which the Company expects to file tomorrow with the U.S. Securities and Exchange Commission (the “SEC”), which can be retrieved from the SEC’s website at www.sec.gov or from the Company’s website at www.arganinc.com.

Summary Information: (dollars in thousands, except per share data (unaudited)):

	July 31,	April 30,
	2016	2016	Change	% Change
For the Quarter Ended:
Revenues	$162,495	$130,348	$32,147	25%
Cost of revenues	118,483	102,046	16,437	16
Gross profit	44,012	28,302	15,710	56
Gross margins	27.1%	21.7%	5.4%	25
Net income attributable to the stockholders of the Company	$19,674	$12,230	$7,444	61
Diluted per share	1.29	0.81	0.48	59
EBITDA attributable to the stockholders of the Company	32,114	20,157	11,957	59
Diluted per share	2.10	1.34	0.76	57

As of:
Cash, cash equivalents and short-term investments	$383,152	$319,655	$63,497	20%
Billings in excess of costs and estimated earnings	121,130	134,621	(13,491)	(10)
Backlog	1,317,000	1,463,000	(146,000)	(10)

Highlights for the Quarter:

•                  Revenues increased 25% to $162 million for the quarter ended July 31, 2016 as compared to $130 million in the prior quarter.

•                  Net income attributable to the stockholders of Argan increased 61% to $19.7 million, or $1.29 per diluted share, for the quarter ended July 31, 2016.

•                  Our liquidity (current assets less current liabilities) as of July 31, 2016 increased 10% to $200.2 million from $182.8 million as of April 30, 2016, with no debt outstanding.

•                  Gemma Power Systems (GPS) reached substantial completion on two large, gas-fired power plants in April and June 2016, respectively.

•                  GPS reached a settlement related to $12.9 million in potential scheduled liquidated damages, which are no longer outstanding.

•                  Atlantic Projects Company (APC) incurred impairment on goodwill of $2.0 million reflecting the suspension of a major project and other “Brexit” near term impacts to its operations in the UK.

Second Quarter Results:

Revenue increased 25% to $162 million over last quarter primarily due to GPS ramping up work on five new projects and with the increased efforts to reach substantial completion on two large, gas-fired power plants in April and June 2016, respectively.  Gross profit increased 56% to a record $44.0 million as compared to the prior quarter, primarily due to these increased revenues but also due to reaching a settlement of potential scheduled liquidated damages, which are no longer outstanding.  The overall power industry services business continues to drive our financial results, reflecting 88% of consolidated revenues for the three months ended July 31, 2016.  Net income attributable to our stockholders for the second quarter increased 61% to $19.7 million, or $1.29 per diluted share, from $12.2 million, or $0.81 per diluted share, for the prior quarter.  Likewise, EBITDA attributable to our stockholders for the second quarter increased 59% to $32.1 million, or $2.10 per diluted share, from $20.2 million, or $1.34 per diluted share, for the prior quarter.  Despite our record earnings, we did experience decreased performance at our non-GPS subsidiaries, and in the case of APC, recognized an impairment loss of $2.0 million reflecting the suspension of a major project and other “Brexit” near term impacts to its operations in the UK.  Our balance sheet continues to strengthen as of July 31, 2016, which has cash and short-term investments of $383.2 million, net liquidity of $200.2 million, and no debt.

Commenting on Argan’s second quarter results, Rainer Bosselmann, Chairman and Chief Executive Officer, stated, “These record results could not have been achieved without the operational excellence of our employees.  Their dedication to finish out projects and overcome hurdles was especially reflected in our reaching substantial completion on both Panda power plant projects, which were the largest drivers of our financial results this quarter.  With the successful substantial completion of those projects, we are focusing on ramping up our other five major EPC projects, sales efforts, and improving performance at our non-Gemma subsidiaries.  Even though we did not add any major projects to our backlog during the quarter, it remains over $1.3 billion and we expect continued growth in our revenues the rest of this year and into the next.”

About Argan, Inc.

Argan’s primary business is providing a full range of services to the power industry including the engineering, procurement and construction of gas-fired and biomass-fired power plants, along with related commissioning, operations management, maintenance, project development and consulting services, through its Gemma Power Systems and Atlantic Projects Company operations. Argan also owns Southern Maryland Cable, which provides telecommunications infrastructure services, and The Roberts Company, which is a fully integrated fabrication, construction and plant services company.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the continued strong performance of our power industry services business; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the Company’s ability to achieve its business strategy while effectively managing costs and expenses. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the SEC. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:

Rainer Bosselmann	David Watson

301.315.0027	301.315.0027

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2016	2015	2016	2015
REVENUES
Power industry services	$143,422	$93,471	$251,521	$176,355
Industrial fabrication and field services	17,327	—	37,737	—
Telecommunications infrastructure services	1,746	3,963	3,585	6,566
Revenues	162,495	97,434	292,843	182,921
COST OF REVENUES
Power industry services	100,035	66,136	183,733	128,515
Industrial fabrication and field services	17,117	—	34,105	—
Telecommunications infrastructure services	1,331	2,805	2,691	4,746
Cost of revenues	118,483	68,941	220,529	133,261
GROSS PROFIT	44,012	28,493	72,314	49,660
Impairment loss	1,979	—	1,979	—
Selling, general and administrative expenses	7,534	4,848	14,581	10,387
INCOME FROM OPERATIONS	34,499	23,645	55,754	39,273
Other income, net	556	128	593	212
INCOME BEFORE INCOME TAXES	35,055	23,773	56,347	39,485
Income tax expense	11,756	7,939	18,928	12,800
NET INCOME	23,299	15,834	37,419	26,685
Net income attributable to noncontrolling interests	3,625	4,527	5,515	7,875
NET INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$19,674	$11,307	$31,904	$18,810

EARNINGS PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.
Basic	$1.32	$0.77	$2.14	$1.28
Diluted	$1.29	$0.75	$2.09	$1.26

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	14,939	14,747	14,899	14,693
Diluted	15,278	15,003	15,231	14,952

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

Consolidated Operations

(Unaudited)(In thousands)

	Three Months Ended
	July 31, 2016	April 30, 2016
Net income	$23,299	$14,120
Less net income attributable to noncontrolling interests	(3,625)	(1,890)
Income tax expense	11,756	7,172
Depreciation	484	434
Amortization of purchased intangible assets	200	321
EBITDA attributable to the stockholders of Argan, Inc.	$32,114	$20,157

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and the determination of appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from the Company’s GAAP results of operations. Pursuant to the requirements of SEC Regulation G, reconciliations between the Company’s GAAP and non-GAAP financial results are included in the presentations above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	July 31, 2016	January 31, 2016

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$162,855	$160,909
Short-term investments	220,297	114,098
Accounts receivable, net	32,706	64,185
Costs and estimated earnings in excess of billings	3,052	4,078
Prepaid expenses and other current assets	5,004	7,342
TOTAL CURRENT ASSETS	423,914	350,612
Property, plant and equipment, net	13,122	12,308
Goodwill	34,780	37,405
Intangible assets, net	8,738	9,344
Deferred income taxes	435	—
Other assets	105	122
TOTAL ASSETS	$481,094	$409,791

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$60,207	$46,395
Accrued expenses	42,362	35,454
Billings in excess of costs and estimated earnings	121,130	105,863
TOTAL CURRENT LIABILITIES	223,699	187,712
Deferred income taxes	—	224
TOTAL LIABILITIES	223,699	187,936

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.10 per share — 500 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share — 30,000 shares authorized; 15,035 and 14,840 shares issued at July 31 and January 31, 2016, respectively; 15,032 and 14,836 shares outstanding at July 31 and January 31, 2016, respectively	2,255	2,226
Additional paid-in capital	122,732	117,274
Retained earnings	131,485	99,581
Accumulated other comprehensive losses	(431)	(565)
TOTAL STOCKHOLDERS’ EQUITY	256,041	218,516
Noncontrolling interests	1,354	3,339
TOTAL EQUITY	257,395	221,855
TOTAL LIABILITIES AND EQUITY	$481,094	$409,791